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                                                                   EXHIBIT 23(A)

                       Independent Accountants' Consent





The Board of Directors
LBO Bancorp, Inc.:

We consent to the use of our audit report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                             /s/ KPMG PEAT MARWICK LLP
                                             KPMG PEAT MARWICK LLP


Shreveport, Louisiana
October 14, 1994





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                       Independent Accountants' Consent




The Board of Directors
Deposit Guaranty Corp.:

We consent to the use of our audit report dated February 4, 1994 on the consolidated financial statements of Deposit Guaranty Corp. and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period then ended incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG PEAT MARWICK LLP
                                            KPMG PEAT MARWICK LLP


Jackson, Mississippi
October 14, 1994

Deposit Guaranty Corp.
Jackson, Mississippi

Ladies and Gentlemen:

Re:  Registration Statement on Form S-4

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated July 18, 1994 and April 19, 1994 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                           Very truly yours,


                                           /s/ KPMG PEAT MARWICK LLP
                                           KPMG PEAT MARWICK LLP



Jackson, Mississippi
October 14, 1994